Exhibit 10.2

FORM OF AGREEMENT FOR NON-EMPLOYEE DIRECTORS

NOVA LIFESYTLE, INC.

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AGREEMENT (“Agreement”) is entered into by and between Nova Lifestyle, Inc., a Nevada corporation (the “Company”) and the Grantee on the Grant Date.  The Committee has authorized this grant of the Restricted Stock to the Grantee as set forth below.  Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Nova Lifestyle, Inc. 2014 Omnibus Long-Term Incentive Plan (the “Plan”).

Grantee:	_____________________________
Grant Date:	_____________________________
Number of Shares: Purchase Price:	_____________________________ _____________________________

The parties hereto agree as follows:

1. Grant of Restricted Stock.  Subject in all respects to the Plan and the restrictions and conditions herein, the Grantee is hereby granted shares of Restricted Stock at the Purchase Price as set forth above.

2. Restricted Period.

2.1 Restricted Period.  Except as set forth below, the Restricted Period shall lapse as to twenty-five percent (25%) of the Restricted Stock on each of the three (3)-month, six (6)-month, nine (9)-month and twelve (12)-month anniversaries of the Grant Date, subject to the Grantee remaining in the continuous service of the Company or its affiliates on each applicable date.

2.2 Separation from Service.  Upon the Grantee’s Separation from Service, any Restricted Stock held by the Grantee to which the Restricted Period has not lapsed shall immediately be deemed forfeited, and the Grantee shall have no further rights with respect to the Restricted Stock.

2.3 Change in Control.  Upon a Change in Control of the Company, the Restricted Period applicable to the Restricted Stock shall lapse in full immediately prior to the Change in Control.

3. Restriction on Transfer of Restricted Stock.  No part of the Restricted Stock may be assigned or transferred, other than by will or by the laws of descent and distribution.

4. Stockholder Rights.  The Grantee shall not be entitled to any rights of a stockholder of the Company, including the right to vote or receive dividends declared or paid with respect to the Stock underlying the Restricted Stock, until the Stock is issued to the Grantee upon lapse of the Restricted Period.  Stock acquired upon lapse of the Restricted Period is subject to the terms and conditions of the Certificate of Incorporation, Bylaws and other governing documents of the Company, as they may be amended from time to time.

5. Securities Law Compliance.  Shares of Stock acquired upon lapse of the Restricted Period are subject to the terms and conditions of Section 13 of the Plan, including that the Company is not required to issue any shares of Stock under this Award if the issuance of such shares would constitute a violation by the Grantee or the Company of any provision of any law or regulation of any governmental authority, including without limitation, any federal or state securities laws or regulations.

Upon lapse of the Restricted Period, the Grantee shall be deemed to acknowledge and make the representations and warranties as described below, and agrees to provide such other representations and warranties and take such actions as otherwise may be requested by the Company for compliance with applicable laws, and any issuance of Stock by the Company shall be made in reliance upon the express representations and warranties of the Grantee that:

(a)           the Grantee is acquiring the Stock for his or her own account, for investment purposes and without any present intention of distributing or reselling said Stock, except as permitted under the Securities Act;

(b)           the Grantee is fully aware of the highly speculative nature of the investment in the Stock, the financial hazards involved in the investment, and the lack of liquidity and restrictions on transferability of the Stock (e.g., that the Grantee may not be able to sell or dispose of the Stock or use it as collateral for loans); and

(c)           the Grantee (i) has sufficient knowledge and experience in business and financial matters to evaluate the Company and to make an informed decision with respect to the issuance of the Stock and (ii) has received and had access to such information as the Grantee  considers necessary and appropriate for deciding whether to invest in the Stock and has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the issuance.

6. Certificate(s) Representing Restricted Stock.   As soon as reasonably practicable after the Grant Date, the Company shall issue (by paper, electronically, or such other means as determined by the Committee) to the Grantee stock certificates representing the Restricted Stock, which certificates shall be registered in the name of the Grantee and bear all appropriate legends, as determined by the Committee.  The Secretary of the Company will hold such certificates for the Grantee’s benefit until such time as the Restricted Stock is forfeited to the Company or the Restricted Period lapses, and, concurrent with the execution of this Agreement, the Grantee agrees to execute an irrevocable power of attorney in favor of the Company or its designee to affect any transfer of forfeited Restricted Stock to the Company in substantially the form attached hereto as Appendix A. Upon the lapse of the Restricted Period, stock certificate(s) for shares due upon settlement of the Restricted Stock will be delivered (by paper, electronically, or such other means as determined by the Committee) to the Grantee (or the Grantee’s beneficiary or estate, as the case may be).

7. Section 83(b) Election.   If the Grantee properly elects (as required by Section 83(b) of the Code) within 30 days after the issuance of the Restricted Stock to include in gross income for federal income tax purposes in the year of issuance the fair market value of such shares of Restricted Stock, the Grantee shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the Restricted Stock.  If the Grantee shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Stock.  If the Grantee files an 83(b) election form, the Grantee should immediately deliver a copy of such 83(b) election form to the Company.   The Grantee will seek the advice of the Grantee’s own tax advisors as to the advisability of making such a Section 83(b) election, the potential consequences of making such an election, the requirements for making such an election, and the other tax consequences of the Restricted Stock award under federal, state, and any other laws that may be applicable.  The Grantee acknowledges that it is the Grantee’s sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Grantee elects to utilize such election.

8. Provisions of Plan Control.  This Agreement is subject to all terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Board and as may be in effect from time to time.  The Plan is incorporated herein by reference.  If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control and this Agreement shall be deemed to be modified accordingly.  This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings (whether written or oral) between the Company and the Grantee with respect to the subject matter hereof.

9. Successors, Assigns and Transferees. This Agreement shall be binding upon, and inure to the benefit of, the parties hereto and each of their respective successors and permitted transferees (including, upon the death of the Grantee, the Grantee’s estate).

10. No Obligation to Continue Directorship.  This Agreement is not an agreement of directorship, employment or other service.  This Agreement does not guarantee that the Company or any affiliate will retain or continue to retain the Grantee during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which the Restricted Stock is outstanding, nor does it modify in any respect the Company’s or any affiliate’s right to terminate or modify the Participant’s services as director or otherwise.

11. Adjustment.  The number and kind of Shares subject to this Award and the purchase price (if any) per Share are subject to adjustment as provided in Section 14 of the Plan.

12. Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Nevada, without giving effect to any choice of law or conflict of law provision or rule.

13. Counterparts.  This Agreement may be executed and delivered (including by facsimile or other electronic transmission) with counterpart signature pages or in separate counterparts each of which shall be an original and all of which taken together shall constitute one and the same agreement.

IN WITNESS WHEREOF, the parties have executed this Agreement on the date set forth above.

NOVA LIFESYTLE, INC.

By:
Name:
Title:

GRANTEE

_________________________________

APPENDIX A

IRREVOCABLE POWER OF ATTORNEY

For value received, and pursuant to the Nova Lifestyle, Inc. 2014 Omnibus Long-Term Incentive Plan (the “Plan”) and the applicable Restricted Stock Agreement (the “Restricted Stock Agreement”) issued to the undersigned Grantee (“Grantee”), Grantee hereby assigns and transfers unto Nova Lifestyle, Inc. (the “Company”) [insert number of forfeited shares] _____________________ shares of Stock of the Company (as defined in the Plan) granted to the Grantee and does hereby irrevocably constitute and appoint the Secretary of the Company (or his or her delegate) to transfer said Restricted Stock or the underlying shares of Stock.

THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE PLAN AND THE RESTRICTED STOCK AGREEMENT.

Dated:  _________________

__________________________________
Grantee’s Signature
Print Name: _________________________

Directions to Grantee:   Sign this form, but do not complete any other information on the form.   An appropriate Company representative will complete the remainder of this form if a transfer becomes necessary.